UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

November 17, 2008

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 17, 2008, Advent Software, Inc. (the “Company”) drew down, under its senior secured credit facility agreement (the “Facility”) with Wells Fargo Foothill Inc., a principal amount of $25 million which will bear interest at a rate of 4.0% per year. At this time, the Company intends to repay the loan balance at the end of the credit facility term in February 2010 but may elect to do so sooner. A description of the Facility is provided under the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2007, and a copy of the Facility was filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K on March 16, 2007.

ITEM 8.01 Other Events

On November 19, 2008, the Company entered into a pre-arranged Rule 10b5-1 trading plan (“Trading Plan”) with a broker to facilitate the repurchase of its shares of common stock, pursuant to the requirements of and in conformity with the provisions of Rule 10b5-1 under the Securities and Exchange Act of 1934, as amended. Under the Trading Plan which goes into effect December 11, 2008, the Company may continue to repurchase shares without suspension for trading blackout periods. The shares to be repurchased under the Trading Plan would be part of the stock repurchase program approved in October 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	/s/ James S. Cox
James S. Cox Vice President and Corporate Controller (Principal Accounting Officer)

Dated: November 20, 2008